SUMMARY OF PLAN OF REORGANIZATION

          The following is a summary of the material features of the Plan of Reorganization (the "Plan") and is qualified in its entirety by reference to the Plan itself.  This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or substitute for a full and complete reading of, the Plan.  In the event of any inconsistency between the provisions of the Plan and the summary contained herein, the terms of the Plan shall govern.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

          1.        Administrative Expenses.  Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a treatment less favorable to such holder, each holder of an Allowed Administrative Expense Claim which is not also an Intercompany Claim shall retain unaltered the legal, equitable and contractual rights to which the holder is entitled on account of such Claim, and each such holder shall be paid by the respective Debtors in Cash equal to the amount of the holder's Allowed Administrative Expense Claim in that Debtor's Case on the later of the Effective Date or the date on which the certain Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims which are not also Intercompany Claims and which represent liabilities arising under extensions of credit or other obligations incurred by the Debtors-in-Possession in the ordinary course of their business shall be paid in full by the respective Debtors in the ordinary course of their business in accordance with the terms governing and applying to the respective transactions on which such Allowed Administrative Expense Claims are based.  All Allowed Administrative Expense Claims owed by any of the MCC-Debtors which are not Intercompany Claims shall be paid by the MCC-Debtors.  All Allowed Administrative Expense Claims owed by the Phosphates-Debtor which are not Intercompany Claims shall then be paid by the Phosphates-Debtor. All Allowed Administrative Expense Claims owed by the Potash-Debtors which are not Intercompany Claims shall then be paid by the Potash-Debtors.

          Any party seeking allowance of an Administrative Expense Claim that has not been previously paid on the Effective Date shall file with the Bankruptcy Court its request for allowance of such Administrative Expense Claim on or before thirty (30) days after the Effective Date.  Included in such requests are final applications by professional persons for payment of compensation and reimbursement of expenses.  Furthermore, under the Terra Transaction, no later than twelve (12) Business Days before the "Closing Date" (as such term is defined in the Terra Stock Purchase Agreement) each professional person who claims the right to payment from any of the Debtors and each Person who claims the right to reimbursement or payment from any of the Debtors shall serve on the Debtors and the Committee a good faith estimate of such professional person's or such Person's estimated fees for services rendered and expenses incurred during the Cases through the Effective Date to be claimed from the Debtors, as well as all prior payments received on account of such fees and expenses, failing in which such professional person's or other Person's unpaid administrative expense claims therefor shall be waived, discharged and forever barred.  Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Case, or in connection with the Plan and incident to the Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

          2.        Classification and Treatment of Claims and Interests.

                      2.1         Classification.  The Plan divides the Claims against, and the Interests in, the Debtors into the following Classes:

Class	MCC Claims/Interests	Status	Voting Rights
Class 1A	Allowed MCC Priority Claims	Unimpaired	Not entitled to vote
Class 2A	Allowed MCC Replacement DIP Claims	Impaired	Entitled to vote
Class 3A	Allowed MCC Other Secured Claims	Unimpaired	Not entitled to vote
Class 4A	Allowed Intercompany Claims	Impaired	Entitled to vote
Class 5A	Allowed MCC Convenience Unsecured Claims	Unimpaired	Not entitled to vote
Class 6A	Allowed MCC Bonds Unsecured Claims	Impaired	Entitled to vote
Class 7A	Allowed MCC Other General Unsecured Claims	Impaired	Entitled to vote
Class 8A	Allowed MCC Subsidiary Interests	Unimpaired	Not entitled to vote
Class 9A	Allowed MCC Old Equity Interests	Impaired	Entitled to vote
Class	Phosphates Claims/Interests	Status	Voting Rights
Class 1B	Allowed Phosphates Priority Claims	Unimpaired	Not entitled to vote
Class 2B	Allowed Phosphates Replacement DIP Claims	Impaired	Entitled to vote
Class 3B	Allowed Phosphates Other Secured Claims	Unimpaired	Not entitled to vote
Class 4B	Allowed Phosphates General Unsecured Claims	Impaired	Entitled to vote
Class 5B	Allowed Phosphates IRB Unsecured Claims	Impaired	Entitled to vote
Class 6B	Allowed Phosphates Interests	Impaired	Deemed to reject
Class	Potash/Eddy Claims/Interests	Status	Voting Rights
Class 1C	Allowed Potash/Eddy Priority Claims	Unimpaired	Not entitled to vote
Class 2C	Allowed Potash/Eddy General Unsecured Claims	Impaired	Entitled to vote
Class 3C	Allowed Potash/Eddy Interests	Impaired	Deemed to reject

                      2.2         Treatment of Claims and Interests.  The following chart summarizes the treatment of Allowed Claims and Interests under the Plan:

Class	Claim/Interest	Treatment of Claim/Interest on later of Effective Date or Date on which Claim/Interest is Allowed
	Allowed MCC Administrative Expense Claims	Each Allowed MCC Administrative Expense Claim will be paid in full.
1A	Allowed MCC Priority Claims	Each Class 1A Claim will be paid in full.
2A	Allowed MCC Replacement DIP Claims

Each Class 2A Claim will receive (i) if the Terra Transaction closes, (A) such holder's share of Cash in an amount sufficient to reduce the outstanding amount of the Allowed MCC Replacement DIP Claims to $125,000,000 - such Cash to be paid in the proportions set forth in the term sheet for the Replacement DIP Amended Facility and (B) their respective interest in the Replacement DIP Amended Facility in the modified term loan amount of $125,000,000 in the proportions set forth in the term sheet for the Replacement DIP Amended Facility; or, (ii) if the Standalone Transaction closes, Cash in the amount of such holder's Allowed Class 2A Claim.

3A	Allowed MCC Other Secured Claims

On the later of the Effective Date or the date on which the Class 3A Claim becomes an Allowed Claim, unless otherwise agreed, Debtors will (i) cure all defaults that exist with respect to any Class 3A Claim, (ii) reinstate maturity dates existing prior to any default, (iii) and Class 3A Claimants shall be compensated for any damages entitling such holder to receive accelerated payment upon default. Liens held as collateral security for Class 3A Claims remain in effect.

4A	Allowed Intercompany Claims	All Class 4A Claims will be set off against any Intercompany Claim owed by such holder and the balance, if any, shall be contributed to capital and cancelled, extinguished and discharged.
5A	Allowed MCC Convenience Unsecured Claims	Each Class 5A Claim will be paid in full.
6A	Allowed MCC Bonds Unsecured Claims

Each Class 6A Claim will receive (i) if the Terra Transaction closes, such holder's pro rata share, with holders of Class 7A Claims making the Class 7A Stock Election, of Terra Parent Common Stock and Terra Parent Preferred Stock and, if the Phosphates Transaction has not occurred on or before the Effective Date, Phosphates New Common Stock, or (ii) if the Standalone Transaction closes, 1 share of New MissChem Common Stock for each $22 of such holder's Class 6A Claim and, if the Phosphates Transaction has not occurred on or before the Effective Date, its pro rata share of Phosphates New Common Stock.

7A	Allowed MCC Other General Unsecured Claims

Each Class 7A Claim will receive, at such holder's election, either (i) Cash equal to the lesser of (X) 40.2% of its Allowed Claim or (Y) its pro rata share of Cash that, in the aggregate with Cash paid to holders Class 5A Claims, does not exceed the Cap Amounts or (ii) (A) if the Terra Transaction closes, such holder's pro rata share, with the holders of Class 6A Claims and other Class 7A Claims making the Class 7A Stock Election, Terra Parent Common Stock and Terra Parent Preferred Stock, or (B) if the Standalone Transaction closes, 1 share of New MissChem Common Stock for each $22 of such holder's Class 7A Claim.

8A	Allowed MCC Subsidiary Interests	All Class 8A Interests shall remain in full force and effect on and after the Effective Date.
9A	Allowed MCC Old Equity Interests

All Class 9A Interests will be cancelled, extinguished and discharged, and each holder of such Interest will receive (i) if the Terra Transaction closes, such holder's pro rata share of 250,000 shares of Terra Parent Common Stock; or (ii) if the Standalone Transaction closes, the New MissChem Warrants.

	Allowed Phosphates Administrative Expense Claims	Each Allowed Phosphates Administrative Expense Claim will be paid in full.
1B	Allowed Phosphates Priority Claims	Each Class 1B Claim will be paid in full.
2B	Allowed Phosphates Replacement DIP Claims

If a Phosphates Transaction has not closed, holders of Class 2B Claims will receive their share, in accordance with the terms of the Replacement DIP Facility, of a cash amount equal to the amount of certain working capital assets in excess of $10,000,000, if any, or such lesser amount as may be agreed to by such holders.

3B	Allowed Phosphates Other Secured Claims

Unless otherwise agreed, the Phosphates-Debtor will (i) cure all defaults that exist with respect to any Class 3B Claim, (ii) reinstate maturity dates existing prior to any default, (iii) and Class 3B Claimants shall be compensated for any damages entitling such holder to receive accelerated payment upon default; and liens held as collateral security for Class 3B Claims remain in effect.

If Phosphates Transaction occurs, holders shall receive proceeds from sale of collateral or, if not sold in such transaction, Phosphates-Debtor may abandon and surrender collateral in satisfaction of Class 3B Claim.

4B	Allowed Phosphates General Unsecured Claims

Holders of Class 4B Claims will receive (i) Cash equal to 5% of their Claim and (ii) their pro rata share, together with the holders of Class 5B Claims, of the Phosphates New Common Stock, subject to dilution resulting from the Phosphates Capital Contribution, or the Phosphates Surplus Distribution.

5B	Allowed Phosphates IRB Unsecured Claims

Holders of Class 5B Claims will receive their pro rata share, together with the holders of Class 4B Claims, of the Phosphates New Common Stock, subject to dilution resulting from the Phosphates Capital Contribution, or the Phosphates Surplus Distribution.

6B	Allowed Phosphates Interests	All Class 6B Interests will be cancelled, extinguished and discharged.
	Allowed Potash/Eddy Administrative Expense Claims	Each Allowed Potash/Eddy Administrative Expense Claim will be paid in full.
1C	Allowed Potash/Eddy Priority Claims	On the later of 20 days after public sale of Potash/Eddy assets or the date on which a certain Class 1C Claim becomes an Allowed Claim, each Class 1C Claim will be paid in full.
2C	Allowed Potash/Eddy General Unsecured Claims

On the later of 20 days after public sale of Potash/Eddy assets or the date on which a certain Class 2C Claim becomes an Allowed Claim, each Class 2C Claim will receive its pro rata share of the sale proceeds remaining after payment of all Class 1C Claims, if any.

3C	Allowed Potash/Eddy Interests	All Class 3C Interests will be cancelled, extinguished and discharged.

          3.        Means For Implementation of the Plan.

                     3.1         Vesting of Assets and Operations.  All assets of the Debtors and property of the estates in this Case, including causes of action and interests accruing to the Debtors under the Bankruptcy Code and all property of the Debtors in the possession, custody or control of another, will vest in the Debtors on the Effective Date, free and clear of all Liens and Claims except as otherwise provided in the Plan.

                     From and after the Effective Date, the Debtors, as well as New MissChem under the Standalone Transaction, may, as appropriate, operate their respective businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in and consistent with the Plan or Confirmation Order.

                     On the Effective Date, the management, control, and operation of the Debtors, as well as New MissChem under the Standalone Transaction, shall become the general responsibility of their respective boards of directors. The composition of the initial boards of directors shall be disclosed in the Plan Supplement, and each member of such initial boards of directors shall serve in accordance with applicable nonbankruptcy law and the respective Articles of Incorporation and Bylaws as the same may be amended from time to time.

                     The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the Debtors on and after the Effective Date, until their successors are duly elected and assume office.  The initial officers of New MissChem under the Standalone Transaction shall be the officers of MCC immediately prior to the Effective Date, who shall remain in office until their successors are duly elected and assume office.  The officers of the Debtors, and of New MissChem under the Standalone Transaction, shall continue to serve at the same compensation as existed on the date that the Plan was filed, until such compensation is duly changed by the respective Board of Directors of the Debtors or New MissChem for whom the officer is serving.

                     3.2         Substantive Consolidation.  Entry of the Confirmation Order shall constitute the approval, pursuant to § 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the MCC-Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.  On and as of the Effective Date, (i) all assets and liabilities of the MCC-Debtors shall be treated as though they were merged, (ii) all guarantees by the MCC-Debtors of the obligations of any other of the MCC-Debtors shall be eliminated, so that any Claim against any MCC-Debtor and any guarantee thereof executed by any other MCC-Debtor and any joint or several liability of any of the MCC-Debtors shall be one obligation of the MCC-Debtors, and (iii) each and every Claim filed or to be filed in the Case of any of the MCC-Debtors shall be deemed filed against each MCC-Debtor and shall be one Claim against and obligation of the MCC-Debtors.

                     Entry of the Confirmation Order shall constitute the approval, pursuant to § 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Potash-Debtors (Potash and Eddy) for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.  On and as of the Effective Date, (i) all assets and liabilities of the Potash-Debtors shall be treated as though they were merged, (ii) all guarantees by the Potash-Debtors of the obligations of the other of the Potash-Debtors shall be eliminated, so that any Claim against the Potash-Debtors and any guarantee thereof executed by the other of the Potash-Debtors and any joint or several liability of any of the Potash-Debtors shall be one obligation of the Potash-Debtors, and (iii) each and every Claim filed or to be filed in the Case of the Potash-Debtors shall be deemed filed against each of the Potash-Debtors and shall be one Claim against and obligation of the Potash-Debtors.

                     The separate substantive consolidations effected pursuant to Sections 6.2.A and 6.2.B of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section) affect: (i) the legal and organizational structure of the Debtors; (ii) pre- and post-Confirmation Order guarantees, Liens, and security interests that are required to be maintained (a) in connection with any Executory Contract that was entered into during the Case or that has been or will be assumed or (b) pursuant to the Plan; (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff; and (iv) distributions out of any insurance policies or proceeds of such policies.

                     3.3         Corporate Restructure Transactions.

                                   3.3.1        Terra Transaction.  The MCC-Debtors and Terra will, if all conditions precedent under Article 10 of the Terra Stock Purchase Agreement have occurred or been waived, close the Terra Transaction on the Effective Date and perform all actions of the Debtors under the Terra Transaction as provided in the Plan and the Terra Stock Purchase Agreement.

                                   Under the Terra Transaction, on or as of the Effective Date of the Plan, the MCC-Debtors shall cause such amendments to be made to their Articles of Incorporation, Bylaws or other governing documents as are necessary for MCC to satisfy the conditions precedent to closing, and to close and fully perform, the Terra Transaction and to comply with the provisions of the Bankruptcy Code.  The MCC-Debtors shall also execute and deliver all agreements, documents, instruments or other papers required or appropriate to be executed by any of them for closing of the Terra Transaction in accordance with the Terra Stock Purchase Agreement, including any necessary financing or other documents.

                                   Under the Terra Transaction, on and after the Effective Date of the Plan, the Committee shall review, and if necessary and without approval of the Bankruptcy Court prosecute, compromise, settle, otherwise resolve or withdraw any complaint to, any claims by Terra to the Adjustment Amount and Holdback Amount, as such terms are defined in the Terra Stock Purchase Agreement, as contemplated therein, including Sections 2.7 and 12.3 thereof.  In connection with resolution of the Adjustment Amount, the Distribution Agent shall receive and maintain reserves for (i) any remaining Disputed Claim and (ii) Committee post-closing expenses.  The reserves for Disputed Claims shall be used to satisfy the respective Allowed amounts of such Disputed Claims.

                                   On the Effective Date, Terra and Terra Parent under the Terra Transaction will cause the reorganized MCC-Debtors to have adequate working capital to fund distributions under the Plan and to carry on their business following the Effective Date pursuant to such financing arrangements with Terra Parent or third party lenders to Terra with respect to the provision of working capital and liquidity to the reorganized MCC-Debtors as may be consistent with the Amendment Letter attached as Exhibit "C" to the Plan and acceptable to Terra Parent, the Replacement DIP Lenders and the reorganized MCC-Debtors.  Without limiting the scope of such arrangements, they may include some or all of the reorganized MCC-Debtors becoming borrowers and obligors under Terra Parent's existing revolving credit facilities and providing liens to such lenders over such MCC-Debtors' inventory and receivables and entering into loan and security documentation as may be necessary to give effect thereto.

                                   Under the Terra Transaction and in accordance with the Replacement DIP Amended Facility, the MCC-Debtors shall, on or as of the Effective Date, enter into and execute, as applicable, all loan, security and other agreements and documents as are necessary to place into effect and close the Replacement DIP Amended Facility. The Liens granted as collateral security for the Replacement DIP Claims shall, under the Terra Transaction, continue to secure all obligations of the reorganized MCC-Debtors under the Replacement DIP Amended Facility and shall continue to constitute valid binding and enforceable first priority Liens on the property and assets of the reorganized MCC-Debtors, subject only to Liens permitted by the terms of the Replacement DIP Amended Facility.

                                   Under the Terra Transaction, at the election of Terra Parent and the Replacement DIP Lenders, MCC  will take appropriate action to incorporate and organize MCHI Holdco and to transfer MCC's interests in MCHI to MCHI Holdco.

                                   3.3.2        Standalone Transaction.  In the event (i) that termination of the Terra Stock Purchase Agreement has occurred, or (ii) that the Terra Transaction has not been closed and placed into effect on or before the later of (x) 120 days after August 6, 2004, or (y) 30 days after entry of the Confirmation Order or the next Business Day thereafter when no Order staying, reversing, modifying or amending the Confirmation Order is in effect and any applicable period to appeal such Confirmation Order has expired, or (z) such other date to which the MCC-Debtors, the Committee and Terra Parent agree, then on the Effective Date of the Plan, the MCC-Debtors and New MissChem shall enter into and close the Exit Facility and implement the Standalone Transaction.

                                   Under the Standalone Transaction, on or as of the Effective Date, the MCC-Debtors shall cause the incorporation and organization of New MissChem as a Delaware corporation, with Articles of Incorporation and Bylaws in substantially the forms as agreed to by the Committee.  The initial members of the board of directors of New MissChem shall be designated by agreement between the MCC-Debtors and the Committee, failing in which agreement prior to the Effective Date, the initial members shall be designated by the Committee.  Such initial directors shall serve until their successors have been duly elected and assumed office.

                                   Under the Standalone Transaction, on or as of the Effective Date, the MCC-Debtors shall cause Old MissChem to convey and transfer to New MissChem all MCC Subsidiary Interests and all other property and assets of Old MissChem (including without limitation all Cash and Cash equivalents and working capital assets) except for the equity interest in MCHI, the Offtake Agreement, the Shareholders' Agreement, the Interest in FMCL Limited Liability Company and all other contracts, agreements and rights held by Old MissChem relating to MCHI, PLNL and FMCL Limited Liability Company.  At the election of the Exit Lenders, Old MissChem will take appropriate action to incorporate and organize MCHI Holdco and to transfer its interest in MCHI to MCHI Holdco on the Effective Date.  Under the Standalone Transaction, on or as of the Effective Date the MCC-Debtors shall cause New MissChem to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Common Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 of the Plan to receive New MissChem Common Stock and to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Warrants to the holders of Allowed Interests in Class 9A.

                                   On or as of the Effective Date, New MissChem and Old MissChem shall enter into and execute (i) the Management Services Agreement, (ii) the Offtake Pass-Through Agreement, and (iii) the Offtake Shipping Pass-Through Agreement, which Agreements shall be acceptable to the Committee.

                                   On or as of the Effective Date, or as soon thereafter as is practicable, the MCC-Debtors shall cause Old MissChem to effect such amendments in its Articles of Incorporation, Bylaws and other corporate governance documents as are necessary (i) to change its corporate name as determined by its board of directors; (ii) to reconstitute its board of directors to at least three (3) and not more than five (5) persons, with the initial members of the board of directors on or after the Effective Date being designated by agreement between the MCC-Debtors and the Committee, failing in which agreement prior to the Effective Date, the initial members shall be designated by the Committee; (iii) to effect such other amendments acceptable to the Committee as are necessary and appropriate in accordance with the Plan and Confirmation Order.

                                   Under the Standalone Transaction and in accordance with the Exit Facility, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem and each of the MCC-Debtors to enter into and execute, as applicable, all loan, security and other agreements and documents as are necessary to place into effect and close the Exit Facility including without limitation the New MissChem Exit Facility Security Documents and the Old MissChem Exit Facility Security Documents. The new Liens granted as collateral security for the Exit Facility under the Standalone Transaction pursuant to the New MissChem Exit Facility Security Documents and the Old MissChem Exit Facility Security Documents, shall constitute valid binding and enforceable first priority Liens on the property and assets of the MCC-Debtors, and New MissChem, subject only to Liens permitted by the terms of the Exit Facility.

                                   Accordingly, under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem to enter into and close (i) the New MissChem Revolving Facility, thereby providing funding for making payments in accordance with the Plan and funding for operating working capital and general corporate purposes for New MissChem and its subsidiaries, and (ii) the New MissChem Tranche A Term Facility, thereby providing additional funding for making payments in accordance with the Plan.

                                   Also under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause Old MissChem to enter into and close the Old MissChem Tranche B Term Facility, thereby providing additional funding for making payments in accordance with the Plan.

                                   Also under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem to adopt and enter into the Management and Employee Severance and Incentive Program.

                                   3.3.3        Phosphates Transaction.  The "Phosphates Transaction" shall be a sale, after approval by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, of all or substantially all of the assets of the Phosphates-Debtor (Mississippi Phosphates Corporation) to a purchaser who states its intention to use such purchased assets in its continued operation of the business conducted by Phosphates, with such sale having been closed on or before the Effective Date of the Plan.

                                   Because no Phosphates Transaction will have been closed on or before the Effective Date, the Phosphates-Debtor corporate entity will remain in existence and will continue owning its assets and operating its business, and the Phosphates Interests shall be cancelled and the Phosphates New Common Stock shall be issued on the Effective Date (i) in an amount calculated by reference to the value of the Phosphates-Debtor after the making of the Phosphates Capital Contribution (if required), to MCC pursuant to the Phosphates Capital Contribution and then to the holders of Allowed Class 6A Claims pursuant to Section 5.6 of the Plan and (ii) the remainder to the holders of Allowed Classes 4B and 5B Claims, pursuant to Sections 5.13 and 5.14 of the Plan, in each case free and clear of any Liens or claims thereon, provided that all Cash payments to the holders of Allowed Class 2B Claims have been made in accordance with Section 5.11 of the Plan.  If required, the Phosphates Capital Contribution shall be undertaken on the Effective Date by MCC contributing cash to the Phosphates-Debtor and receiving for such contribution a percentage of the Phosphates New Common Stock.  If the Phosphates New Common Stock becomes distributable under the Plan to the benefit of holders of Allowed Classes 6A, 4B and 5B Claims, such Phosphates New Common Stock may either be distributed directly to such holders or, at the election of the Committee and the Replacement DIP Lenders, may be placed into a trust, and such holders will instead receive a freely transferrable (having the benefit of Section 1145 of the Bankruptcy Code) trust certificate representing their respective shares of the Phosphates New Common Stock otherwise distributable to such holder under the Plan.  In the event that it is determined to place the Phosphates New Common Stock into such a trust, the terms of the trust shall be filed with the Plan Supplement.  The delivery of such trust certificate shall for all purposes under the Plan have the same effect as though the shares of Phosphates New Common Stock represented thereby had been delivered instead.

                                   The liability (if any) of the Phosphates-Debtor for any environmental obligations or liabilities for hazardous materials existing or arising on account of past, present or future assets or operations by Phosphates or its predecessors shall continue in effect after the Effective Date, unless otherwise discharged hereunder.  None of the MCC-Debtors and their non-debtor subsidiaries, including MCHI, nor New MissChem under the Standalone Transaction nor Terra and Terra Parent under the Terra Transaction, nor any holder receiving a Class 4B or 5B distribution pursuant to the Plan, shall assume any such liability and each of them shall be fully discharged from and relieved of any and all such obligations and liabilities (if any) in any capacity whatsoever, provided, however, that no non-debtors shall be released from any liability to a governmental unit under environmental law (i) arising from prior actions by such parties that are unrelated to the Plan, consummation thereof or receipt of distributions thereunder or (ii) that arise or are incurred on or after the Effective Date of the Plan.

                     3.4         Plan Performance Actions.  On or as of the Effective Date, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall enter into and close either the Terra Transaction or the Standalone Transaction, thereby enabling the MCC-Debtors to make the payments and take the actions as provided in the Plan.

                     On or as of the Effective Date, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall cause there to be executed and delivered pursuant to the Plan all loan, security and other agreements and documents as are necessary to enter into and close either the Terra Transaction or the Standalone Transaction. The new Liens granted as collateral security for the Exit Facility under the Standalone Transaction shall constitute first priority Liens on the property and assets of the MCC-Debtors, and New MissChem under the Standalone Transaction, subject only to Liens permitted  by the terms of the relevant financing; provided, however, that the new Liens granted as collateral security under either the Terra Transaction or the Standalone Transaction shall not attach to the stock issued by or other equity interest in MCHI or any of its subsidiaries or the assets of any of them, unless such attachment of new Liens would not violate or cause a breach under any contract to which any of the MCC-Debtors or MCHI or its subsidiaries is a party.  Under the Terra Transaction, the Liens securing the MCC Replacement DIP Claims shall remain in full force and effect as collateral security for the Replacement DIP Amended Facility, and the priority of such Liens shall also be continued in effect and shall be subject only to Liens permitted by the Replacement DIP Amended Facility.

                     At the times designated in Articles 2 and 5 of the Plan, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, the Phosphates-Debtor and the Potash-Debtors, respectively, shall cause the payments of Cash to be made pursuant to the Plan to the holders of Allowed Administrative Expense Claims and Allowed Claims in Classes 1A, 2A, 3A, 5A, 7A, 1B, 2B, 3B, 4B, 1C and 2C, as the case may be, by timely delivering to the Disbursing Agent their respective funds with which such payments of Cash shall be made by the Disbursing Agent to such holders in accordance with the Plan.  Cash payments may be made by check or wire transfer.

                     On or as of the Effective Date, the MCC-Debtors shall (i), if the Terra Transaction is entered into and closed, deliver pursuant to the Plan the MCC Common Stock to Terra and deliver, or cause the Disbursing Agent to deliver, the Terra Parent Common Stock and Terra Parent Preferred Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 of the Plan to receive the same and to the holders of Allowed Interests in Class 9A who are entitled under the Plan to receive the same; or (ii), if the Standalone Transaction is entered into and closed, to cause New MissChem to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Common Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 of the Plan to receive New MissChem Common Stock and to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Warrants to the holders of Allowed Interests in Class 9A, and shall also deliver to the holders of Allowed Claims in Class 6A pursuant to the Plan any Phosphates New Common Stock received by MCC.

                     On or as of the Effective Date, the MCC-Debtors shall cause New MissChem under the Standalone Transaction, if the Standalone Transaction is entered into and closed, to adopt and enter into the Management and Employee Severance and Incentive Program.

                     On or as of the Effective Date, the MCC-Debtors shall, if the Standalone Transaction is entered into and closed, cause Old MissChem to issue and deliver pursuant to the Plan 100% of the issued and outstanding Old MissChem Common Stock to New MissChem.

                     On or as of the Effective Date, the Phosphates-Debtor shall either (i), if substantially all assets of the Phosphates-Debtor have previously been sold, transferred and disposed of under the Phosphates Transaction, cause the Phosphates Surplus Distribution to be transferred to the holders of Allowed Claims in Classes 4B and 5B, the Phosphates Interest to be cancelled and the Phosphates-Debtor to be dissolved; or (ii), if substantially all assets of the Phosphates-Debtor have not previously been sold, transferred and disposed of under the Phosphates Transaction, cause the Phosphates New Common Stock to be issued and transferred to the holders of Allowed Claims in Classes 4B and 5B and to MCC pursuant to the Phosphates Capital Contribution.

                     Within sixty (60) days after the Effective Date, or such other date as the Court may set, the Potash-Debtors shall conduct a public auction of all assets, if any, of the Potash-Debtors, upon at least twenty (20) days notice to holders of Classes 1C and 2C Claims, and all such assets shall be sold and transferred to the highest and best bidder or bidders as determined by the Potash-Debtors.  Within twenty (20) days of the receipt of the sale proceeds, or as soon thereafter as practicable, the full sale proceeds, net of sale expenses, shall be paid to the holders of Allowed Classes 1C and 2C Claims in accordance with the Plan.  After such payment of net sale proceeds, and upon election of the Potash-Debtors, either or both of the Potash-Debtors may be dissolved.

                     On, as of, or after the Effective Date, the Debtors, as well as New MissChem under the Standalone Transaction, shall cause all payments to be made, shall execute and deliver all instruments and documents, and shall perform all other actions as provided in the Plan or the Confirmation Order to occur on, as of, or after the Effective Date.

                     The MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall use Cash from their respective business operations and property development and use or disposition, from the assets vested in them under the Plan, from either the Terra Transaction or the Standalone Transaction, from their loans from lenders, and from future capital investments in them, to make all payments as provided in the Plan to be made by or on behalf of them and to fund their continued business operations and the maintenance, improvement and development of their properties and assets.

                     The Potash-Debtors shall use Cash from their public auction sale described in the Plan to cause all payments as provided in Sections 5.15 and 5.16 of the Plan to be made by or on behalf of them.

                     The Debtors shall continue the payment of any and all retiree benefits as contemplated by Bankruptcy Code § 1129(a)(13), and, under the Standalone Transaction, New MissChem shall guarantee such payments.

                     The Pension Plan shall remain in effect on the Effective Date and shall not be modified or affected by any provision of the Plan.  Under the Terra Transaction, Terra Parent and each of its participating subsidiaries and affiliates, and their respective controlled group members shall have all responsibilities, duties, obligations and liabilities with respect to the Pension Plan under ERISA (including liabilities in the event of termination), the Internal Revenue Code and any other applicable law.  Under the Standalone Transaction, New MissChem and each of its participating subsidiaries and affiliates, and their respective controlled group members shall have all responsibilities, duties, obligations and liabilities with respect to the Pension Plan under ERISA (including liabilities in the event of termination), the Internal Revenue Code and any other applicable law.

                     3.5         Surrender of Instruments.  As and to the extent required by the Disbursing Agent or indenture trustees, as a condition to receiving any distribution under the Plan, each holder of a Claim or Interest represented by an instrument, including notes and certificates, must surrender such instrument held by it to the Disbursing Agent, indenture trustee or their respective designee, accompanied by a letter of transmittal substantially in the form acceptable to the Disbursing Agent, indenture trustee or their respective designee by which such holder agrees to hold the Disbursing Agent, indenture trustee or their respective designee harmless with respect to such instrument and any distribution under the Plan made on account thereof.  Any holder of a Claim or Interest that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent, indenture trustee or their respective designee, and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent, indenture trustee or their respective designee, as of the Effective Date shall be deemed to have forfeited all rights and Claims and Interests and may not participate in any distribution under the Plan in respect of such Claims or Interests.

          4.        General Provisions.

                     4.1         Retention of Jurisdiction.  Pursuant to Article 12 of the Plan and §§ 105 and 1142 of the Bankruptcy Code, the Bankruptcy Court will retain jurisdiction over matters arising under or relating to the Bankruptcy Code, the Disclosure Statement, the Plan, the Terra Transaction and the Confirmation Order.

                     4.2         Disallowance of Claims.  All Claims held by Persons against whom any of the Debtors has or has asserted a cause of action under §§ 542, 543, 550, 551 or 552 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under §§ 544, 545, 547, 548, 549 or 553 of the Bankruptcy Code shall be deemed disallowed pursuant to § 502(d) of the Bankruptcy Code, and holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Person have been settled or a Final Order entered and all sums due the Debtors by that Person are turned over to the Debtors.  Any and all Claims filed with the Bankruptcy Court after the Bar Date shall be disallowed and holders of such Claims may not vote to accept or reject the Plan.

                     4.3         Title to Assets.  Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties included in the bankruptcy estates of this Case shall vest in the respective Debtors in accordance with § 1141 of the Bankruptcy Code.  In all respects and in accordance with Bankruptcy Code § 1141(a), the provisions of the Plan shall bind the Debtors, the Entities described in Article 6 of the Plan as providing a portion of the funding and other means for the Debtors' performance of the Plan, and all Creditors, Interest Holders or general partners of the Debtors, whether or not the Claims or Interests of such Creditors, Interest Holders or general partners of the Debtor are impaired under the Plan and whether or not such Creditors, Interest Holders or general partners have accepted the Plan.

                     4.4         Releases of all Liens.  Except as to the Replacement DIP Amended Facility and the Exit Facility or as otherwise provided by the Plan, on the Effective Date, all Liens on any assets and property of any of the Debtors shall be deemed to be released and discharged, and all Claims related thereto shall be canceled and discharged pursuant to the Plan.

                     4.5         Cancellation of Notes, Instruments, Debentures and Equity Securities.  On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims against any of the Debtors and all equity Interests in MCC, in the Phosphates-Debtor and in either of the Potash-Debtors shall be canceled and deemed terminated, except for purposes of making any distributions under the Plan, including as provided in Section 6.6A of the Plan.

                     4.6         Injunction.  Except for the Replacement DIP Lenders and the Exit Lenders under or in connection with the Replacement DIP Amended Facility and the Exit Facility, as the case may be, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold Claims, Interests or Causes of Action against or in any of the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim, Interest or Cause of Action against any of the Debtors or New MissChem, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any of the Debtors or New MissChem, (c) creating, perfecting, or enforcing any Lien or other encumbrance of any kind against any of the Debtors or New MissChem or against the property or interests in property of any of the Debtors or New MissChem, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any of the Debtors or New MissChem or against the property or interests in property of any of the Debtors or New MissChem, with respect to any such Claim or Interest, (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims or Causes of Action which are extinguished or released pursuant to the Plan, and (f) taking any actions to interfere with the implementation or consummation of the Plan, other than any rights of appeal of the Confirmation Order as may exist; provided, however, that such injunction shall not preclude the United States of America or its governmental units from enforcing their police or regulatory powers; and, provided, further, that except in connection with a properly filed Proof of Claim in which case such Claim when Allowed shall receive the treatment specified under the Plan for Claims in the relevant Class, the foregoing proviso does not permit the United States of America or any of its governmental units to obtain any monetary recovery from any of the Debtors or New MissChem or their property or interests in property with respect to any such Claim, Interest or Cause of Action, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.  Furthermore, except as otherwise set forth in the Plan, the confirmation order shall permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released or discharged pursuant to the plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released or subject to exculpation pursuant to the terms of Sections 13.8.A and 13.8.B of the Plan.

                     4.7         Releases and Causes of Action; Exculpation.  Each of the Debtors and each holder of a Claim or Interest who either (i) accepts a distribution under the Plan, (ii) votes to accept the Plan, or (iii) does not timely submit its Ballot voting on the Plan, shall be conclusively deemed for all purposes to have forever waived any and all Causes of Action against the Debtors and all Covered Parties, and released all Covered Parties from all Causes of Action, including but not limited to all Causes of Action arising in connection with or related to any act or omission in connection with, relating to, or arising out of, the Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan or any of the Transactions contemplated by the Plan, to the fullest extent permissible under applicable law, except as to obligations of the Debtors expressly provided in the Plan or the Confirmation Order.  On the Effective Date, any and all Causes of Action by or derivatively through any Debtor against any of the Covered Parties shall automatically and immediately be fully and finally waived, released and discharged for all purposes.  Nothing in the Plan or Confirmation Order shall (i) release, discharge, enjoin, exculpate or preclude any claim that any governmental unit may have against the Debtors which has not arisen as of the Effective Date or (ii) release, nullify or enjoin the enforcement of any liability to a governmental unit that any entity would be subject to as the owner or operator of property after the Effective Date of the Plan under governmental police and regulatory statutes or regulations, including but not limited to monetary claims and claims for penalties.

                     Neither any of the Debtors or their estates existing before or after the Effective Date nor any of the Covered Parties shall have or incur any liability to, or be subject to any right of action by, any of the Debtors or any holder of a Claim or Interest or the Committee or any other party in interest in the Cases, or any of their respective owners, members, officers, directors, managers, employees, agents, representatives, attorneys, advisors or other professional representatives, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of  (i) the Cases, (ii) any act taken or omitted to be taken on or after the Petition Date in connection with the Cases, or (iii) the Disclosure Statement, the Plan or the documents and actions necessary to perform the Plan, except for obligations of the Debtors or any of the Covered Parties expressly arising under or in accordance with the Plan and Confirmation Order, and except for their willful misconduct or gross negligence; and each of the Debtors and the Covered Parties shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan and Confirmation Order.

                     Notwithstanding any provision in the Plan, no person that was, prior to the Effective Date, liable in any respect for the Pension Plan (collectively, the "Non-Released Pension Plan Parties") shall be discharged or released from any liability with respect to the Pension Plan on account of the Plan or Confirmation Order.  Neither the Pension Benefit Guaranty Corporation nor the Pension Plan shall be enjoined or precluded from enforcing any such liability on the Non-Released Pension Plan Parties as a result of the Plan's provisions or the confirmation thereof.

                     4.8         Survival of Corporate Indemnity Obligations.  Any and all obligations of any of the Debtors in effect on or after the Petition Date to indemnify and hold harmless any officer, director or other Affiliate or other representative of any of the Debtors under any provision of the Articles of Incorporation, Bylaws, corporate resolutions or written contracts of any of the Debtors or applicable state law shall continue in full force and effect in accordance with the terms thereof on and after the Effective Date.

                     4.9         Discharge of Committee.  The appointment and duties and authority of the Committee and its counsel and its other professionals shall continue in effect until the entry of the final order closing the Cases or such other date as the Bankruptcy Court may fix.

          5.        Discharge.  Except as otherwise provided in the Plan or in the Confirmation Order, confirmation of the Plan shall act as a discharge and dismissal, effective as of the Effective Date, of all Claims against the Debtors that arose at any time before entry of the Confirmation Order.  Pursuant to the Bankruptcy Code, the discharge of the Debtors will be effective as to each Claim, regardless of whether a Proof of Claim therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan.  Neither of the Potash-Debtors shall be discharged, in accordance with § 1141(d)(3) of the Bankruptcy Code, because the Plan as to each of them is a plan of liquidation, and neither of the Potash Debtors will be engaged in businesses after confirmation of the Plan

          Confirmation of the Plan shall also constitute an injunction against any action by or on behalf of the holder of any Claim so discharged seeking to collect a Claim in any manner other than as specified in the Plan.  The Confirmation Order will permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, Interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities which are discharged or released pursuant to the Plan.